Exhibit 10.3

Wire Purchase and Sales Contract

Supplier: Xingtai Longhai Wire Co.,Ltd	Contract Code:
Buyer:	Signing Location: Xingtai Longhai

1.	Product Name, Trademark, Model, Quantity, Amount: Signing Date: June.24,2009

Product Name	Steel Number	Specification Model	Quantity (Ton)	Unit Price (Yuan)	Amount (Yuan)	Note
Total RMB						The price is the factory price and includes tax, if market changes, prices depend on market conditions.

2.	Start to ship on June.24,2009
3.	Quality Requirement and Technology Standard: GB/T701-1997.
4.	Trade Method: Buyer is responsible for transport, supplier will help will on site loading, place of delivery is Longhai Steel and Iron Co.
5.	Transport and Expense: Buyer shall pay shipping fee.
6.	Calculating Method of Reasonable Loss: Based on weight, pound difference of 3‰.
7.	Acceptance Method: Load the vehicle after acceptance.
8.	Objection Period: All disputes must be reported within 3 days.
9.	Settlement Method and Period: Delivery against the payment, issue VAT invoice.
10.	Liability for Breach of Contract: To be determined by contract law.
11.	Contract Dispute Resolution Method: Amicable consultation by both parties, otherwise according to arbitration body in signing location.
12.
Other Agreed Items: The contract is effective from signing date, if its price needs to be changed when market change, then both parties should sign an additional contract.  For all matters not mentioned herein, negotiated by both parties hereto.

13.	Other Agreed Items: Contract fax is effective.

Supplier	Buyer
Company Name: Xingtai Longhai Wire Co.,Ltd	Company Name:
Company Address: No.1 Jingguang Road, Neiqiu County	Company Address:
Legal Representative: Chaojun Wang	Legal Representative:
Assignee:	Assignee:
Tel: 0319-6889988	Tel:
Opening Bank:	Opening Bank:
Account:	Account:
Zip code: 054200	Zip code: